Exhibit 21.1 Subsidiaries of the Company Iron Mountain Incorporated U.S. Iron Mountain Argentina S.A. Argentina OSG Records Management LLC Armenia Ausdoc Group Pty Limited Australia Ausdoc Holdings Pty Limited Australia Iron Mountain Acquisition Holdings Pty. Ltd. Australia Iron Mountain Australia Group Pty Limited Australia Iron Mountain Australia Group Services Pty Ltd Australia Iron Mountain Australia Property Holdings Pty Ltd Australia Recall Holdings Limited Australia Recall International Pty Limited Australia Recall Overseas Holdings Pty Limited Australia Recall Technology Pty. Ltd. Australia Iron Mountain Austria Archivierung Gmbh Austria GLS InfoFort Solutions CO. WLL Bahrain InfoFort Bahrain CO. WLL Bahrain OSG Records Management LLC Belarus Iron Mountain Belgium NV Belgium Iron Mountain BPM SPRL Belgium Iron Mountain Do Brasil Ltda Brazil ITRenew Brasil Comercio de Equipamentos de Informatica e Servicos Ltda Brazil Iron Mountain Bulgaria Bulgaria Iron Mountain Canada Operations ULC Canada Iron Mountain Information Management Services Canada Inc Canada Iron Mountain Secure Shredding Canada Canada Iron Mountain Chile S.A. Chile Iron Mountain Chile Servicios S.A. Chile

Iron Mountain (Shanghai) Co.,Ltd. Shenzhen Branch China Iron Mountain (Shanghai) Co.,Ltd. Wuhan Branch China Iron Mountain Data Management (Beijing) Co., Ltd. China Iron Mountain Data Management (Shanghai) Co., Ltd. China Iron Mountain Records Management (Shanghai) Co., Ltd. China Iron Mountain Records Mgmt (Shanghai) Co.,Ltd. Beijing Branch China Iron Mountain Records Mgmt (Shanghai) Co.,Ltd. Chengdu Branch China Iron Mountain Records Mgmt (Shanghai) Co.,Ltd. Chongqing Branch China Iron Mountain Records Mgmt (Shanghai) Co.,Ltd. Dalian Branch China Iron Mountain Records Mgmt (Shanghai) Co.,Ltd. Guangdong Branch China Iron Mountain Records Mgmt (Shanghai) Co.,Ltd. Guangzhou Branch China Iron Mountain Records Mgmt (Shanghai) Co.,Ltd. Wuhan Branch China Iron Mountain Shanghai Co Ltd China Recall (Shanghai) Ltd. China Shanghai Iron Mountain Data Storage Co., Ltd. China Iron Mountain Colombia Services S.A.S. Colombia Iron Mountain Colombia, S.A.S. Colombia Arhiv-Trezor d.o.o. Croatia Osrecki d.o.o. Croatia Helcom Limited Cyprus IMI Investments Two Ltd Cyprus Iron Mountain Cyprus Limited Cyprus Iron Mountain EES Holdings Ltd. Cyprus Iron Mountain Poland Holdings Ltd Cyprus OSG Records Management (Europe) Limited Cyprus Iron Mountain Ceska Republika S.R.O. Czech Republic Royal Seal S.R.O. Czech Republic Eurospags Investment ApS Denmark Iron Mountain A/S Denmark InfoFort Egypt S.A.E Egypt AB Archyvu Sistemos Eesti Filiaal (ESTONIA BRANCH) Estonia

Iron Mountain Eswatini (Pty) Ltd Eswatini (Swaziland) Iron Mountain Finland OY Finland Crozier France SAS France Iron Mountain Entertainment Services (IMES) France SAS France Iron Mountain France S.A.S. France Iron Mountain GLEAM France SAS France Iron Mountain Holdings (France) SNC France Iron Mountain Participations SA France ITRenew France SAS France Iron Mountain (Deutschland) Data Centre 2 GmbH Germany Iron Mountain (Deutschland) Data Centre Services GmbH Germany Iron Mountain (Deutschland) Service GmbH Germany Iron Mountain Deutschland GmbH Germany Iron Mountain (Gibraltar) Holdings Limited Gibraltar Iron Mountain Hellas SA Greece Iron Mountain Asia Pacific Holdings Ltd Hong Kong Iron Mountain Hong Kong Ltd. Hong Kong Iron Mountain Southeast Asia Holdings Limited Hong Kong ITRenew Worldwide Hong Kong Limited Hong Kong Jin Shan Limited Hong Kong DocuTár Iratrendező és Tároló Szolgáltató Kft. Hungary Iron Mountain Magyarország Kereskedelmi és Szolgáltató Kft. Hungary Iron Mountain India Private Ltd India Iron Mountain Services Private Ltd India OEC Records Management Company Private Limited India Recall India Information Management Pvt. Ltd. India Recall Total Information Management India Pvt. Ltd. India PT Iron Mountain Indonesia Indonesia PT Multifiling Mitra Indonesia Tbk Indonesia Iron Mountain (Ireland) Services Limited Ireland Iron Mountain Ireland Holdings Limited Ireland

Iron Mountain Ireland Limited Ireland ITRenew ITAD Ireland Limited Ireland Record Data Limited Ireland Recall Italia SRL Italy Shuttle SRL Italy Archivex Cote d'Ivoire S.a.r.l. Ivory Coast ITRenew Japan Co., Ltd. Japan DBJ Limited Jersey Al Qalaa for Storage of Documents and Information CO. Jordan OSG Records Management LLP Kazakhstan Iron Mountain Korea Limited Korea AS Archivu Serviss Latvia SIA RIA Tech Latvia Iron Mountain Lesotho (Proprietary) Limited Lesotho AB Iron Mountain Baltic Lithuania AB Iron Mountain Lithuania Lithuania UAB Confidento Lithuania Iron Mountain Luxembourg Sarl Luxembourg Iron Mountain South America Sarl Luxembourg Marshgate Morangis Sarl Luxembourg Iron Mountain Macau Limited Macau Iron Mountain Sdn. Bhd. Malaysia Iron Mountain Enterprises Sdn. Bhd. Malaysia Prism Integrated Sdn Bhd Malaysia Iron Mountain Mexico, S. de R.L. de C.V. Mexico Archivex International S.a.r.l. Morocco Archivex SA Morocco Bonded Services (International) B.V. Netherlands Iron Mountain (Nederland) Data Centre B.V. Netherlands Iron Mountain (Nederland) Data Centre Holdings B.V. Netherlands Iron Mountain (Nederland) Data Centre Services B.V. Netherlands

Iron Mountain (Nederland) Services BV Netherlands Iron Mountain International Holdings BV Netherlands Iron Mountain Nederland B.V. Netherlands Iron Mountain Nederland Holdings B.V. Netherlands ITRenew Netherlands B.V. Netherlands Oda International Management Corporation NV Netherlands Iron Mountain New Zealand Limited New Zealand Iron Mountain Norge AS Norway InfoFort Muscat SPC Oman IMSA Peru SRL Peru Iron Mountain Peru S.A. Peru Iron Mountain Philippines Inc. Philippines Lane Archive Technologies Corporation Philippines Iron Mountain Polska Services Sp z.o.o. Poland Iron Mountain Polska Sp. z.o.o. Poland OSG Services Sp Zoo Poland Iron Mountain Records Management (Puerto Rico), Inc Puerto Rico Iron Mountain SRL Romania OSG Records Management Centre LLC Russia OSG Records Management Crypto LLC Russia OSG Records Management LLC Russia Al Qalaa for Warehouses Company Single Shareholder Company Saudi Arabia Iron Mountain d.o.o. Novi Banovci Serbia Iron Mountain Asia Pte. Ltd. Singapore Iron Mountain Data Centre Pte. Limited Singapore Iron Mountain Singapore Pte. Limited Singapore ITRenew Singapore Pte. Ltd. Singapore DMS Storage, s.r.o. Slovakia Iron Mountain Slovakia, s.r.o. Slovakia Docu-File JHB Proprietary Limited South Africa Docuscan Cape Town Proprietary Limited South Africa

Docuscan Proprietary Limited South Africa Iron Mountain Secure Shredding (Pty) Ltd South Africa Iron Mountain South Africa (Pty) Ltd South Africa Iron Mountain South Africa Holdings (Pty) Ltd South Africa Iron Mountain South Africa Information Management (Pty) Ltd South Africa Iron Mountain South Africa Records Management (Pty) Ltd South Africa Iron Mountain (España) Services, S.L Spain Iron Mountain Espana SA Spain Iron Mountain Latin America Holdings, Sociedad Limitada Spain Iron Mountain Document Holdings Sweden AB Sweden Iron Mountain Holdings Sweden AB Sweden Iron Mountain Sweden AB Sweden ITRenew AB Sweden Crozier Schweiz AG Switzerland First International Records Management AG Switzerland Iron Mountain (Schweiz) AG Switzerland Iron Mountain Management Services GmbH Switzerland Iron Mountain Taiwan Ltd. Taiwan C.B.K. Soft Yazilim Donanim Elektronik ve Bilgisayar Sistemleri Sanayi Ticaret Anonim Sirketi Turkey Iron Mountain Arsivleme Hizmetleri A.S. Turkey Info Fort Software Trading LLC United Arab Emirates Information Fort (LLC) United Arab Emirates Iron Mountain Document Storage Services LLC United Arab Emirates Iron Mountain FZ-LLC United Arab Emirates Iron Mountain Records Management (GRM) DWC-LLC United Arab Emirates Bonded Services Acquisition Ltd. United Kingdom Bonded Services Group Limited United Kingdom Bonded Services Limited United Kingdom

Britannia Data Management Limited United Kingdom Crozier Fine Arts Limited United Kingdom Disaster Recovery Services Limited United Kingdom F.T.S. (Freight Forwarders) Limited United Kingdom F.T.S. (Great Britain) Limited United Kingdom F.T.S. (Road Transport) Limited United Kingdom Film Media Services Limited United Kingdom FTS Bonded Limited United Kingdom Global Logistics Worldwide Limited United Kingdom Haworth Group Holdings (UK) Limited United Kingdom Haworth Group Limited United Kingdom Iron Mountain (UK) Data Centre Limited United Kingdom Iron Mountain (UK) EES Holdings Limited United Kingdom Iron Mountain (UK) PLC United Kingdom Iron Mountain (UK) Services Limited United Kingdom Iron Mountain DIMS Limited United Kingdom Iron Mountain Europe (Group) Limited United Kingdom Iron Mountain Europe Ltd. United Kingdom Iron Mountain Holdings (Europe) Limited United Kingdom Iron Mountain International (Holdings) Ltd United Kingdom Iron Mountain MDM Limited United Kingdom Iron Mountain UK Services (Holdings) Ltd United Kingdom Jigsaw Freight Limited United Kingdom Jigsaw Pieces Limited United Kingdom Novo Group Limited United Kingdom Novo Holdings Limited United Kingdom Novo Overseas Limited United Kingdom Preferred Media Ltd United Kingdom Recall Europe Limited United Kingdom Recall Limited United Kingdom Saracen Datastore Limited United Kingdom

Esiso, LLC United States First International Records Management, LLC United States IM Mortgage Solutions, LLC United States Intercept Parent, Inc. United States Iron Mountain Cloud, LLC United States Iron Mountain Data Centers Services, LLC United States Iron Mountain Data Centers U.S. Holdings, LLC United States Iron Mountain Data Centers, LLC United States Iron Mountain Fulfillment Services, LLC United States Iron Mountain Global Holdings, Inc. United States Iron Mountain Global LLC United States Iron Mountain Incorporated United States Iron Mountain Information Management Services, Inc. United States Iron Mountain Information Management, LLC United States Iron Mountain Intellectual Property Management, Inc. United States Iron Mountain Mortgage Finance Holdings, LLC United States Iron Mountain Mortgage Finance I, LLC United States Iron Mountain Receivables QRS, LLC United States Iron Mountain Receivables TRS, LLC United States Iron Mountain Secure Shredding, Inc. United States Iron Mountain US Holdings Inc United States Iron Mountain Data Centers Virginia 4/5 GP, Inc. United States Iron Mountain Data Centers Virginia 4/5 JV, LLC United States Iron Mountain Data Centers Virginia 4/5 Subsidiary, LLC United States ITRenew Worldwide, Inc. United States ITRenew, Inc. United States KH Data Capital Development Land, LLC United States Nettlebed Acquisition Corp. United States Palantine, LLC United States OSG Records Management Center LLC Ukraine OSG Records Management LLC Ukraine

Iron Mountain Vietnam Company Limited Vietnam